Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

October 21, 2010

We consent to the incorporation by reference in this Registration Statement on Form S-8/A (No. 333-148167) of Data Storage Corporation of our report dated September 14, 2010, with respect to the 2009 and 2008 financial statements and schedules of SafaData, LLC included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission on October 18, 2010.

  /s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey